Q3 FY21 Earnings Release	Page 1 of 4

For more information contact:

Investors
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
(206) 272-6208
r.gruening@f5.com

F5 Reports Third Quarter Fiscal Year 2021 Results Delivering Double-Digit Annual Revenue Growth for the Third Sequential Quarter

SEATTLE, WA - July 26, 2021 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal third quarter ended June 30, 2021.
“Our very strong third quarter results demonstrate the powerful alignment of F5's expanded solution portfolio and our customers' most important application needs,” said François Locoh-Donou, F5’s President and CEO. “Robust software growth and resilient demand for systems drove 12% GAAP revenue growth in our third quarter, and 11% revenue growth versus the prior year's third quarter non-GAAP revenue.”
Locoh-Donou continued, “Customers’ traditional applications are generating more revenue and more engagement than ever before. At the same time, customers also are accelerating adoption of modern application architectures, like Kubernetes, for new applications. With our expanded application security and delivery portfolio, we are uniquely positioned to solve our customers' most significant modern and traditional application challenges on premises, in the cloud, and across multiple clouds.”
Third Quarter Performance Summary
Third quarter fiscal year 2021 GAAP revenue was $652 million, up 12% from GAAP revenue of $583 million and up 11% from non-GAAP revenue of $586 million in the third quarter of fiscal year 2020. Third quarter fiscal year 2021 non-GAAP revenue growth was driven by 21% product revenue growth and 4% global services revenue growth over the prior year. Non-GAAP product revenue was driven by 34% software revenue growth and 13% systems revenue growth compared to the year ago period.
GAAP net income for the third quarter of fiscal year 2021 was $90 million, or $1.46 per diluted share compared to third quarter fiscal year 2020 GAAP net income of $70 million, or $1.14 per diluted share.
Non-GAAP net income for the third quarter of fiscal year 2021 was $169 million, or $2.76 per diluted share, compared to $134 million, or $2.18 per diluted share, in the third quarter of fiscal year 2020. Non-GAAP net income for the third quarter of fiscal year 2021 excludes $61 million in stock-based compensation, $24 million in acquisition-related charges, $13 million in amortization of purchased intangible assets, and $4 million in facility-exit costs.
A reconciliation of revenue, net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the fourth quarter of fiscal year 2021 ending September 30, 2021, F5 expects to deliver revenue in the range of $660 million to $680 million, with non-GAAP earnings in the range of $2.68 to $2.80 per diluted share.

Q3 FY21 Earnings Release	Page 2 of 4
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, July 26, 2021, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial (833) 714-0927. Outside the U.S. and Canada, dial +1 (778) 560-2886. Reference Meeting ID 529-4198. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, past and future financial performance including revenue, operating targets, earnings and earnings per share ranges, demand for application security and delivery services, SaaS, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5’s business and distraction of management as F5 integrates acquired businesses, teams, and technologies; F5’s ability to successfully integrate acquired businesses' products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell acquired businesses' product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisition of Volterra and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of the acquisition; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; potential disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish

Q3 FY21 Earnings Release	Page 3 of 4
from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington, and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2021, F5 recorded impairment charges related to the permanent exit of certain floors at its Seattle headquarters. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes

Q3 FY21 Earnings Release	Page 4 of 4
these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark, service mark, or tradename of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5 Networks

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$583,811	$849,556
Short-term investments	184,108	360,333
Accounts receivable, net of allowances of $3,866 and $3,105	382,897	296,183
Inventories	22,649	27,898
Other current assets	293,246	259,506
Total current assets	1,466,711	1,793,476
Property and equipment, net	196,780	229,239
Operating lease right-of-use assets	253,163	300,680
Long-term investments	95,222	102,939
Deferred tax assets	128,809	45,173
Goodwill	2,209,639	1,858,966
Other assets, net	434,797	347,447
Total assets	$4,785,121	$4,677,920
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$49,372	$64,472
Accrued liabilities	334,288	321,398
Deferred revenue	952,029	883,134
Current portion of long-term debt	19,275	19,275
Total current liabilities	1,354,964	1,288,279
Deferred tax liabilities	1,923	602
Deferred revenue, long-term	488,581	389,498
Operating lease liabilities, long-term	308,156	338,715
Long-term debt	354,591	369,047
Other long-term liabilities	84,737	59,511
Total long-term liabilities	1,237,988	1,157,373
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,299 and 61,099 shares issued and outstanding	133,994	305,453
Accumulated other comprehensive loss	(18,935)	(18,716)
Retained earnings	2,077,110	1,945,531
Total shareholders’ equity	2,192,169	2,232,268
Total liabilities and shareholders’ equity	$4,785,121	$4,677,920

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net revenues
Products (1)	$309,929	$253,331	$907,163	$747,405
Services	341,586	329,921	1,014,256	988,601
Total	651,515	583,252	1,921,419	1,736,006
Cost of net revenues (2)(3)(4)(5)(6)
Products	68,974	57,437	209,301	152,641
Services	51,930	48,603	155,167	143,279
Total	120,904	106,040	364,468	295,920
Gross profit	530,611	477,212	1,556,951	1,440,086
Operating expenses (2)(3)(4)(5)(6)
Sales and marketing	237,375	211,808	696,829	622,799
Research and development	133,283	115,991	387,927	321,024
General and administrative	63,541	61,792	204,534	194,809
Restructuring charges	—	—	—	7,800
Total	434,199	389,591	1,289,290	1,146,432
Income from operations	96,412	87,621	267,661	293,654
Other (loss) income, net	(2,163)	141	(4,223)	5,220
Income before income taxes	94,249	87,762	263,438	298,874
Provision for income taxes	4,645	17,890	42,915	69,096
Net income	$89,604	$69,872	$220,523	$229,778

Net income per share — basic	$1.49	$1.15	$3.63	$3.78
Weighted average shares — basic	60,186	60,978	60,768	60,831

Net income per share — diluted	$1.46	$1.14	$3.55	$3.76
Weighted average shares — diluted	61,351	61,415	62,064	61,182

Non-GAAP Financial Measures
Net income as reported	$89,604	$69,872	$220,523	$229,778
Acquisition-related write-downs of assumed deferred revenue	—	2,670	1,283	4,861
Stock-based compensation expense	61,468	50,868	182,757	149,751
Amortization of purchased intangible assets	12,931	10,676	35,843	23,884
Facility-exit costs	4,472	2,545	10,873	5,556
Acquisition-related charges	23,584	13,443	69,227	45,162
Impairment charges	—	—	33,825	—
Restructuring charges	—	—	—	7,800
Tax effects related to above items	(22,943)	(16,044)	(68,604)	(41,450)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$169,116	$134,030	$485,727	$425,342

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$2.76	$2.18	$7.83	$6.95

Weighted average shares - diluted	61,351	61,415	62,064	61,182

(1) GAAP net product revenues	$309,929	$253,331	$907,163	$747,405
Acquisition-related write-downs of assumed deferred revenue	—	2,670	1,283	4,861
Non-GAAP net product revenues	309,929	256,001	908,446	752,266
GAAP net service revenues	341,586	329,921	1,014,256	988,601
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	341,586	329,921	1,014,256	988,601
Total non-GAAP net revenues	$651,515	$585,922	$1,922,702	$1,740,867

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,209	$6,771	$21,903	$18,694
Sales and marketing	26,399	21,784	78,682	66,188
Research and development	17,342	13,145	50,046	36,904
General and administrative	10,518	9,168	32,126	27,965
	$61,468	$50,868	$182,757	$149,751

(3) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$9,507	$7,382	$25,688	$16,432
Sales and marketing	2,849	2,749	8,430	5,863
General and administrative	575	545	1,725	1,589
	$12,931	$10,676	$35,843	$23,884

(4) Includes facility-exit costs as follows:
Cost of net revenues	$770	$342	$1,926	$843
Sales and marketing	1,188	751	3,051	1,828
Research and development	1,474	776	3,352	1,929
General and administrative	1,040	676	2,544	956
	$4,472	$2,545	$10,873	$5,556

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$—	$—	$2,522	$13
Sales and marketing	8,525	5,675	23,213	9,448
Research and development	11,681	547	25,120	1,327
General and administrative	3,378	7,221	18,372	34,374
	$23,584	$13,443	$69,227	$45,162

(6) Includes impairment charges as follows:
Cost of net revenues	$—	$—	$4,388	$—
Sales and marketing	—	—	10,256	—
Research and development	—	—	9,845	—
General and administrative	—	—	9,336	—
	$—	$—	$33,825	$—

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2021	2020
Operating activities
Net income	$220,523	$229,778
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	182,757	149,315
Depreciation and amortization	84,985	69,337
Non-cash operating lease costs	28,937	29,731
Deferred income taxes	(78,092)	4,357
Impairment of assets	40,698	—
Other	604	168
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(88,685)	38,024
Inventories	5,249	5,575
Other current assets	(32,670)	(33,572)
Other assets	(58,565)	(5,659)
Accounts payable and accrued liabilities	13,586	(1,538)
Deferred revenue	167,199	37,934
Lease liabilities	(38,383)	(38,456)
Net cash provided by operating activities	448,143	484,994
Investing activities
Purchases of investments	(255,259)	(390,696)
Maturities of investments	164,900	322,271
Sales of investments	271,521	309,040
Acquisition of businesses, net of cash acquired	(411,319)	(955,574)
Purchases of property and equipment	(23,534)	(47,857)
Net cash used in investing activities	(253,691)	(762,816)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	64,698	51,999
Repurchase of common stock	(500,000)	(50,009)
Proceeds from term debt agreement	—	400,000
Payments on term debt agreement	(15,000)	(5,000)
Payments for debt issuance costs	—	(3,040)
Taxes paid related to net share settlement of equity awards	(10,920)	—
Net cash (used in) provided by financing activities	(461,222)	393,950
Net (decrease) increase in cash, cash equivalents and restricted cash	(266,770)	116,128
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,107	(856)
Cash, cash equivalents and restricted cash, beginning of period	852,826	602,254
Cash, cash equivalents and restricted cash, end of period	$587,163	$717,526
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$46,178	$45,399
Cash paid for interest on long-term debt	$4,003	$4,330
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$11,622	$399,203